SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2013

SANDERSON FARMS, INC.

(Exact name of registrant as specified in its charter)

Mississippi	1-14977	64-0615843
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

127 Flynt Road
Laurel, Mississippi	39443
(Address of principal executive offices)	(Zip Code)

(601) 649-4030

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 13, 2013, the Compensation Committee of the Registrant’s Board of Directors adopted the amendment to the Registrant’s Bonus Award Program for fiscal year 2013 that is filed as Exhibit 10 to this Current Report and incorporated herein by reference. The Committee adopted the original Bonus Award Program on January 24, 2013. It was filed as Exhibit 10 to the Registrant’s Current Report on Form 8-K filed on January 29, 2013, and is also incorporated herein by reference.

The Bonus Award Program provides for the payment of a cash bonus if the Registrant meets certain performance targets for the fiscal year. For executive officers and certain key managers, the bonus has two components: 50% of the award is based on the Registrant’s earnings per share, and 50% of the award is based on the Registrant’s operational performance versus its peers as measured by the Agristats reporting service.

Participants who are entitled to receive a bonus based on the operational performance component only receive that component of the bonus if the Registrant operates in at least the top 30% of the industry in terms of operating profit per head of chicken sold. Participants can receive 100%, 66 2/3%, or 33 1/3% of the component that is attributable to operational performance, depending on the Registrant’s specific rank within the top 30%.

At the time the Committee adopted the Bonus Award Program, there were 20 companies participating in Agristats. Therefore, at that time, the top 30% of the industry would have been represented by the top six companies in Agristats. Accordingly, the Bonus Award Program as originally adopted provides that the operational performance component of the bonus will be paid if the Company places in the top six companies. However, at the end of the fiscal year, there were 23 companies participating in Agristats, and the top 30% of the industry was represented by the top seven companies, rather than the top six.

The Bonus Award Program provides that if significant changes occur in the number of participants in any Agristats report, the Company’s executive committee can alter the rankings corresponding to each award category (i.e., 100%, 66 2/3% or 33 1/3%) to reflect the changes in the number of participants. The executive committee determined to recommend to the Compensation Committee that the rankings set forth in the original Bonus Award Program be amended so that the operational performance component will be paid if the Registrant finishes in the top seven companies in Agristats, and to alter the rankings in each of the above award categories accordingly. The effect of this amendment is to maintain the top 30% criterion. The Compensation Committee approved this amendment on December 13, 2013.

The Registrant reported results for its fiscal year 2013 today, including earnings per share that exceeded the top target set forth in the earnings per share portion of the bonus plan. According, the Registrant’s salaried employees, including the executive officers, will receive 100% of the portion of the bonus that depends on the Registrant’s earnings per share. The total dollar amount of the fiscal 2013 bonus award under the amended program for each of the Registrant’s executive officers is set forth below:

Name	Bonus Award
Joe F. Sanderson, Jr. Chairman and Chief Executive Officer	$1,298,076
Lampkin Butts President and Chief Operating Officer	$506,669
Mike Cockrell Treasurer and Chief Financial Officer	$434,160
Tim Rigney Controller and Chief Accounting Officer	$59,664

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) The following exhibits are furnished with this Current Report:

Exhibit No.	Description

10	Amendment to Bonus Award Program Dated December 13, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANDERSON FARMS, INC.
(Registrant)

Date: December 17, 2013	By:	/s/ D. Michael Cockrell
D. Michael Cockrell
Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10	Amendment to Bonus Award Program Dated December 13, 2013